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                                                                 EXHIBIT 21


                      CONSOLIDATED FREIGHTWAYS, INC.
                        DBA CNF TRANSPORTATION INC.
                  SIGNIFICANT SUBSIDIARIES OF THE COMPANY
                             December 31, 1996


 The Company and its significant subsidiaries were:

                                                               State or
                                              Percent of     Province or
                                             Stock Owned      Country of
Parent and Significant Subsidiaries           by Company    Incorporation

Consolidated Freightways, Inc.
     (dba CNF Transportation Inc.)                       Delaware

Significant Subsidiaries of Consolidated Freightways, Inc.


Con-Way Transportation Services, Inc.        100         Delaware
   Con-Way Truckload Services, Inc.          100         Delaware

Emery Air Freight Corporation                100         Delaware
Emery Worldwide Airlines, Inc.               100         Nevada

Menlo Logistics, Inc.                        100         California

Road Systems, Inc.                           100         California